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                                SPACE LEASE INDEX



                   1.      Premises Leased
                   2.      Term and Rent
                   3.      Utilities
                   4.      Additional Rent and CPI
                   5.      Use
                   6.      Taxes
                   7.      Utility Charges
                   8.      Compliance N.Y. Laws
                   9.      Force Majeure
                  10.      Covenants Against Claims
                  11.      Access to Premises
                  12.      Fire Insurance Increases
                  13.      Permits
                  14.      Initial Tenant Improvements
                  15.      Landlord's Work
                  16.      Parking
                  17.      Maintenance and Repairs
                  18.      Charges
                  19.      Indemnity and Public Liability Insurance
                  20.      Insurance
                  21.      Condemnation and Rejectables Offer
                  22.      Removal of Tenant's Property
                  23.      Subordination
                  24.      Non-Waiver
                  25.      Quiet Enjoyment
                  26.      Assignment and Subletting
                  27.      Entry by Landlord
                  28.      Default
                  29.      Bankruptcy or Insolvency
                  30.      Tax Appeals and Contests
                  31.      Signs
                  32.      Surrender of Premises
                  33.      Exculpation






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                  34.      Tenant's Payments
                  35.      Right to Cure Defaults
                  36.      Covenants Against Liens
                  37.      Landlord's and Tenants' Certificates
                  38.      Waiver of Trial
                  39.      Net Lease
                  40.      Miscellaneous Provisions
                  41.      Security
                  42.      Brokers
                  43.      Definitions
                  44.      Option to Renew

                                      LEASE

                  THIS LEASE entered into this 29th day of July, 1994, by and between LUNDY'S MANAGEMENT CORP. having an office located at: 2770 Ocean Avenue, Brooklyn, New York, (hereinafter called the "Landlord") and Bay Landing Restaurant Corp., having an office located at 1163 Forest Avenue, Staten Island, New York 10310, hereinafter called the "Tenant").

                  Upon the terms and subject to the conditions hereinafter set forth, the Landlord leases to the Tenant and the Tenant leases from the Landlord, the property hereinafter described:

         1. THE LEASED PREMISES.

                           (a) The Premises hereby leased to the Tenant is
situated in the Borough of Kings, in the City of New York and State of New York, known as 1901 Ocean Avenue, Brooklyn, New York, and more particularly described in Schedule "A" annexed hereto and by this reference made a part hereof, together with the buildings and other improvements now or hereafter located thereon (collectively the "Improvements").

                The Premises leased hereunder, together with all appurtenances thereto, hereinafter sometimes collectively referred to as the "Leased Premises", are demised and let subject to (a) the existing state of the title thereof as of the commencement of the Term of this Lease, (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, and (d) with respect to the Improvements, their conditions as of the commencement of the Term of this Lease, without representation or warranty by Landlord. Tenant represents to Landlord that Tenant has examined the title to and the physical condition of the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for all purposes hereof, and Tenant accepts the title and condition of the Leased Premises in their respective, present condition "as is."

                  Landlord makes no representation or warranty with respect to the condition of the Leased Premises or its fitness or availability for any particular use, nor does the Landlord represent that it has any certificate of occupancy for the Leased Premises, and Landlord shall not be liable for any latent or patent defect that may exist in or about the Leased Premises, however, Landlord represents that the Premises are structurally sound.

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                  Tenant has been allowed to review the ground lease herein and understands that they are subject to the provisions contained therein as may apply to them.

         2. RENT. Tenant shall pay to Landlord as rental for the Premises, the following:

                           a. Lease years (1) through (20), Tenant shall pay
$18.00 per square foot for the Premises based on certification as to actual square footage of the Premises.

                           b. The amount stated to be paid in (a) above and
Article 17 shall not include any applicable sales taxes, if any, on the rents paid hereunder nor commercial rent. Occupancy tax shall solely be the responsibility of the Tenant.

                           c. The term "Floor Area" shall include all areas of
the Premises measured from the outside of exterior walls and the center of walls dividing the Premises from other space in the Building. Tenant shall further have the use of the permanent sidewalk adjourning the leased Premises for use as an outdoor cafe, provided Tenant shall procure and maintain all permits and observe all municipal laws and rules. Second floor exterior patio, as shown on Exhibit A, shall not be included in floor area and no rent, additional rent or common charge shall be due for Tenant's exclusive use thereof so long as Tenant rents the adjacent space.

                           d. Rent as above determined is payable in advance on
the first day of every calendar month after the Lease Term Commencement date for the term of this Lease in equal monthly installments, with adjustments for fractional months.

                           e. For the purposes of this Paragraph 2, "lease year"
shall be defined as the twelve (12) month period commencing on the first day of the month following the Lease Term Commencement date and each anniversary in the next succeeding year.

                  Concession: Payment of rental as stated in Paragraph 2 of this Agreement shall commence three (3) months from the lease commencement date, which date shall be the later of the date Landlord has obtained a temporary certificate of occupancy for the Premises or six months from the date of this lease. Landlord shall act expeditiously to obtain a Certificate of Occupancy in a reasonable time period.

                           f. In the event that the Term of this Lease does not
commence on the first day of a calendar month, the installment of Minimum Rental for the partial calendar month at the commencement of the Term of this Lease shall be prorated on the basis of the number of days of the Term within such calendar

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month. The first installment of Minimum Rental shall be paid simultaneously with the execution of this Lease. Landlord, may at its option, direct Tenant to pay all or any portion of the Minimum Rental directly to the holder of any mortgage on the Leased Premises and to pay the balance of the Minimum Rental, if any, to Landlord.

                           g. On each anniversary of the Lease commencement date
of this lease, the base rent shall be subject to being increased to compensate the Landlord for increases in costs for the operation of the building in which the demised Premises is located. The increases shall be in ratio to the Consumers Price Index Cost published by the Bureau of Labor statistics of the U.S. Department of Labor for New York City prior to the commencement date of this Lease.

                  Such annual increases to rent caused by an increase in cost of living shall be limited to 2.5 percent of the rent for the year in which the computation is made. This shall not affect any other additional rent due by Tenant for electricity, taxes, assessments or otherwise.

                  Illustration: Assuming annual rent of $10,000.00 for a particular year, and a 4 percent cost of living raise (as decided by Consumer Price Index published by Bureau of Labor Statistics of the U.S. Department of Labor, New York City). Tenant shall be charged an additional rent of 2.5 percent (maximum) or $250.00 that year.

                  Other additional rents shall not be considered in fixing the "base rent" for the following year and accordingly, Tenant will be responsible for an additional 2.5 percent (maximum) of cost of living increase on base rent of $10,250.00. The following year (if maximum increase is reached), the base rental shall be $10.506.25 ($10,250.00 plus $256.25 increase).

         3. UTILITIES.

                           Tenant shall obtain, at its own expense, all
utilities of every type and nature required by it in its use of the Leased Premises and shall pay or cause to be paid, when due, all bills for water, sewerage, heat, gas, electricity and other utilities, if any, used on, in connection with, or chargeable against the Leased Premises until the termination of this Lease and all bills for utility charges relating to the Leased Premises or the use thereof and imposed on users of utilities, whether or not such charges shall relate to services or benefits available to the Tenant during the Term of this Lease, and the Tenant shall indemnify and save harmless the Landlord from and against any loss, cost and expense in connection therewith. Landlord will not be liable to provide any services under this Article, nor shall Landlord be liable for any disruption of said services.

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                           Landlord shall supply at its own cost and expense:
the necessary hookup for the supplying of electric, gas, water and sewer and tempered water for HVAC and will run all utilities in adequate amounts to a central distribution point in the demised Premises. Landlord will, at its own cost and expense, provide rough openings as per exhibit. Landlord will make separate charge to Tenant based upon his proportionate share of the square footage for cooling tower/energy consumption.

                           Tenant shall maintain contract for services of a
professional exterminator at all times.

         4. ADDITIONAL RENT.

                           (a) It is the purpose and intent of the Landlord and
Tenant that the Minimum Rental payable hereunder shall be absolutely net to the Landlord so that this Lease shall yield, net to the Landlord, the rents specified herein in each year during the Term of this Lease.

            COMMON AREAS

                  (a) Common Areas. Landlord shall make available to Tenant all common areas and other common facilities (hereinafter collectively called the "common areas") in or about the Building, which common areas shall be subject to the exclusive control and management of Landlord. Common areas shall be defined as all interior areas, exterior space, and exterior facilities to the Premises, but within the Building (including the parking facilities which is governed by a separate paragraph 16 hereof, and any equipment, signs and exterior lighting and special services rendered therein from time to time made available by Landlord for the common and joint use and benefit of Landlord, the Tenant and other Tenants and occupants of the Building and their respective employees, agents, subtenants, concessionaires, licensees, customers and invites, which may include (but shall not be deemed a representation as to their availability), loading areas, pedestrian walkways, courts, ramps, and exits to the Building and parking facilities. Notwithstanding the previous sentence, Common Areas, for purposes of this Lease shall not include areas or facilities located on the floor of the Building whereon the Premises are located nor dumpster charges or other trash removal services for the benefit of other Tenants in the Building. Landlord shall construct, maintain, operate, repair and clean the common areas, all in such manner as shall be in keeping with first class commercial properties. This shall include, without limitation, lighting on the common areas, cleaning of common areas, and other facilities forming a part of said common areas; closing temporarily portions of the common areas for the purpose of making repairs or changes thereto establishing, modifying and enforcing reasonable rules and regulations with respect to the common areas and the use to be made thereof.

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Landlord shall have the right and exclusive authority to employ and discharge all personnel; with respect thereto.

                  (b) Use of Common Areas. Tenant is hereby given a nonexclusive right and easement to use, during the initial term, or any extensions thereof, the common areas of the Building as they may now or hereafter exist. Landlord reserves the right to grant to third persons the non-exclusive right to cross over and use in common with Landlord and all tenants of the Building for maintenance and repairs the common areas as designated from time to time by Landlord. The parties covenant and agree that all common areas of the Building, including elevators and the parking facilities which service the Building, shall remain lighted and available for public use during the time Tenant is open for business. Any reference to parking facilities herein is subject to all the provisions of paragraph 16.

                  (c) Charges for Common Area Maintenance. For the purposes of this Lease "Operating Costs" shall mean the total costs and expenses incurred in operating, maintaining and repairing the entire building including parking garage, and including, without limitation, surcharges levied upon or assessed against the cost and expense of cleaning and painting of the exterior building, snow removal, and landscaping, (excluding painting for any tenant occupied space in the building) decorating within the Building, lighting for upper floors, interior and exterior, sanitary control trash, garbage and other refuse removal, the costs of all types of insurance coverage carried by Landlord covering the common areas, including, without limitation, public liability, personal and bodily injury and property damage liability, fire and extended coverage, vandalism and malicious mischief and all broad form coverage, sign insurance that may be carried by Landlord covering the common areas, all in limits with deductibles selected by Landlord, administrative costs attributable to the common area and an overhead cost not to exceed ten (10%) percent of the total Operating Costs of maintaining the common areas as such costs are defined in this paragraph. Limits of insurance coverage shall be $3,000,000.00 for death and injury to one person and not less than $5,000,000.00 for death and injuries to two or more persons in one occurrence and not less than One Million Dollars for property damage. Landlord may cause any or all of said services to be provided by an independent contractor or contractors. There shall be excluded from "Operating Costs" any original costs of construction and installation; any items of expense properly chargeable to "Capital Account" under generally accepted accounting principals; all real property taxes, assessments, depreciation, interest amortization, overhead profit, all as determined in accordance with generally accepted accounting principals. Tenant hereby agrees to pay Landlord its proportionate share of the Operating Costs (as hereinafter defined) of maintaining the common areas in the following manner:

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                  (d) This Tenant's agreed portion of the entire Premises for all purposes shall be the percentage of the building that they occupy based on an agreed 40,000 square feet for the entire building. Same shall be subject to actual measurement and verification by architect or professional engineer. Such square footage shall be termed the "floor area."

         1. Within thirty (30) days following the end of each lease year quarter, Landlord shall furnish Tenant a statement covering the quarter just expired, certified as correct by Landlord, showing the total operating costs and the amount of Tenant's pro rata share of such operating costs for such quarter. Tenant shall pay Landlord the amount shown on said statement within thirty (30) days after receipt thereof. Annually, Landlord shall submit to Tenant, within sixty (60) days after the end of each calendar year, a statement reconciling all Operating Costs, as certified by a managing partner or officer of Landlord. Tenant's pro rata share of the operating costs for the previous quarter shall be that percentage of all such costs which is agreed to be the percentage allocated to this Tenant.

                  (e) Tenant shall have the right to return to Landlord in increments of 1,000 square feet so much of the occupied premises on the second floor which now totals approximately 5,000 square feet under the following terms.

         (I) the area returned shall be contiguous to the hallway at the upper floor and available to the Landlord for rental.

         (II) During the first four (4) years of occupancy, Tenant must give Landlord ninety (90) days written notice and pay four and one half (4 1/2) months of rent plus rent as would have been due for such surrendered area (prorated) as liquidated damages in advance and with the required notice. Such liquidated payment shall be in addition to rent due until the vacature.

         (III) After the first four (4) years above refers to, Tenant after such ninety (90) days notice shall pay two (2) months of rent in advance as liquidated damages in addition to rent due until the vacature. (See above.)

         (IV) Landlord warrants to Tenant that Landlord's Operating Costs will be based on Landlord's actual cost incurred in operating and maintaining the Common Areas and Landlord agrees to use its best efforts, to keep charges reasonable and competitive in accordance with standard and good shopping practices.

         (V) Tenant shall have the right, upon thirty (30) days prior notice and at its own cost and expense, to audit the records of Landlord to verify the actual costs necessary to the operation and maintenance of the Common Areas. Should Landlord's records indicate that the amounts collected by Landlord from the Tenants of the building exceed Landlord's actual costs, then Landlord shall promptly refund to Tenant its proportionate share of any excess or Tenant shall have the right to deduct such excess from the next installment of minimum rent due to Landlord.

         (VI) Tenant's share of Operating Costs as hereinabove described shall commence upon the date Tenant opens for business in the Premises.

         5. USE.

                 The Tenant intends to construct in the Premises and operate a restaurant and cocktail lounge for the sale of food and beverages (both alcoholic and non-alcoholic and related merchandise) on and in the Premises and may include the sale of fresh and prepared food products intended for on-Premises consumption and take out or preparation plus storage and administrative services and catering on and off premises, subject to the use of the Lundy's name as set forth in the ground lease in connection therewith, according to plans and specifications prepared by Tenant's architect. It is understood that Tenant shall use the name "Lundy's" in its signage and will conduct its business as a first class restaurant in the tradition of "Lundy's." (See Paragraph c below.)

                           (a) The Tenant will construct its improvements using
good workmanlike procedures and will continue the Restaurant with the use of the name LUNDY' S.

                           (b) Tenant shall not use or occupy or permit the
Leased Premises to be used or occupied, nor do or permit anything to be done in or on the Leased Premises or any part thereof, in a manner that would in any way violate any certificate of occupancy affecting the Leased Premises or make void or voidable any insurance then in force with respect thereto, or that may make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or that will cause or be likely to cause structural injury to any of the improvements, or that will constitute a public or private nuisance or waste. Nothing contained in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement that may create, give rise to, or be the foundation for, any right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Leased Premises.

                           (c) Subject the ground lease and in particular,
Paragraph 32(s) Tenant shall use the name "Lundy's" in the operation of a restaurant at the leased premises and no other place and for no other use.

                           (d) Tenant acknowledges that Landlord has rented
space within the building to two (2) additional restaurants however it is agreed.

                             1.      no restaurant exceeds 4,000 square feet.

                             2.      Landlord shall never have more than
                                     two (2) restaurants plus Tenant.

                             3.      the total square feet of the other
                                     restaurants shall not be more than 7,000 square feet.

                             4. the use of these restaurants shall be limited to oriental restaurants including:

                                     (a) Japanese steak
                                     (b) Chinese (mongolian)
                                     (c) Sushi

                             5.      these additional restaurants shall
                                     maintain separate entrances, names,
                                     kitchens, decor, signage and shall
                                     not merge or otherwise enter into
                                     any joint venture including but not
                                     limited to joint advertising.

         6. TAXES.

                 Tenant shall pay to Landlord during each Lease year or partial Lease year its percentage share of all real estate taxes and assessments levied and assessed and due and payable for and during any Lease year upon the Building and the underlying realty. For any partial Lease year, such amount shall be pro-rated on a time basis. Payment shall be made within thirty (30) days after receipt of a written statement from Landlord setting forth the amount of such tax showing in reasonable detail the manner in which it has been computed, together with proof that said amount had been paid by Landlord.

                Landlord agrees to pay all taxes and assessments over the longest available installment period, and that Tenant's obligation hereunder shall be only as to such installments due and payable during the term hereof. Tenant shall also pay, prior to delinquency, all taxes against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises.

                 The Tenant shall have the right at its own cost and expense to initiate and prosecute any proceedings permitted by law for the purposes of obtaining an abatement or of otherwise contesting the validity or amount of taxes assessed to or levied upon the Premises and, if required by law, Tenant may take such action in the name of the Landlord who shall cooperate with the Tenant to such extent as the Tenant may reasonably require to the end that such proceedings may be brought to a successful conclusion; provided, however, that the Tenant shall fully indemnify and hold Landlord harmless from all loss, cost, damage and expense incurred.

                Tenant shall also pay, prior to delinquency, all taxes against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises.

         7. UTILITY CHARGES.

                  Tenant shall be responsible for and shall pay promptly as and when the same becomes due and payable all rents, rates and charges for water, sewer, electricity, gas, fuel, heat and power and other utilities used by Tenant in connection therewith. All utilities shall be separately metered to the Premises at the sole cost and expense of Tenant. In the event a utility easement is necessary to provide utility service necessary for the Tenant's use, the Landlord agrees to execute any utility easement grant, so far as feasible.

                  Landlord will contract with one trash removal company for the entire premises and Tenant shall pay for trash removal services provided to them.

         8. COMPLIANCE WITH LAWS AND AGREEMENTS.

                           (a) Tenant shall, throughout the Term of this Lease,
and at Tenant's sole cost and expense, promptly comply, or cause compliance: (i) with all laws, whether present or future, foreseen or unforeseen, ordinary of extraordinary, and whether or not the same shall be presently within the contemplation of Landlord and Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations, or additions, and irrespective of the cost thereof, which may be applicable to the Leased Premises, and (ii) with any agreements, contracts, easements and restrictions affecting the Leased Premises or any part thereof or the ownership, occupancy or use thereof existing on the date hereof or hereafter created by Tenant, or consented to or requested by Tenant.

                           (b) Except as expressly provided in subsection 12(f)
of this Lease, no abatement, diminution or reduction in Minimum Rental, additional rent or any other charges required to be paid by Tenant pursuant hereto shall be claimed by or allowed to Tenant for any inconvenience or interruption, cessation, or loss of business caused directly or indirectly, by any present or future laws, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any manner or thing resulting therefrom, or by any other cause or causes beyond the control of Landlord or Tenant, nor shall this Lease be affected by any such causes; and, except as expressly provided in subsection 12(f) of this Lease, no diminution in the amount of the space used by Tenant caused by legally required changes in the construction, equipment, fixtures, motors, machinery operation or use of the Leased Premises shall entitle Tenant to any abatement, diminution or reduction of the rent or any other charges required to be paid by Tenant pursuant to the Terms of this Lease.

                           (c) The Leased Premises have been landmarked by the
New York City Landmark Commission. The Tenant agrees that any plans for the improvement of the exterior of the Leased Premises shall comply with the Rules and Regulations of the Landmark Commission.

         9. FORCE MAJEURE.

                In the event either party hereto shall be delayed or hindered in or prevented from the performance of any act under this Lease, including without limitation in the performance of the site or off-site construction work, by reason of strikes, lockouts, shortage of materials, labor troubles, failure of power, restrictive governmental law or regulations, riots, insurrection, war or other reasons of a like nature, not the fault of the party delayed in performing work or doing acts required on the terms thereof, then performance of any such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

         10. COVENANTS AGAINST CLAIMS.

                Landlord hereby warrants and represents to Tenant that as of the date hereof and as of the date of Lease Term Commencement that there are no known pending or threatened condemnation matters, lawsuits, claims, or administrative hearings, affecting the Premises or any portion thereof, written or otherwise.

         11. ACCESS TO PREMISES.

                Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Premises in any emergency at any time, and, at other reasonable times, but in no event during the hours of 11:00 a.m. to 2:00 p.m. and 5:00 p.m.

to 8:00 p.m., except in the case of emergency, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to any portion of the building, or which owner may elect to perform in the Premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Landlord may, during the progress of any work in the Premises, take all necessary materials and equipment into said Premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise except that Landlord shall indemnify Tenant for any negligent damage to the Premises. If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

         12. FIRE INSURANCE INCREASES.

               If the fire insurance rate shall at any time after the commencement of this lease shall become higher than it otherwise would be based on a course of conduct or change attributed to the Tenant, then Tenant shall reimburse Landlord, as additional charges hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged by reason of the use made of the Premises by the Tenant. Tenant shall have thirty (30) days from Landlord's notice of rate increase to cure any such activity or circumstance giving rise thereto. In any action or proceeding wherein Landlord and Tenant are parties a schedule or "make up" of rate for the building or Premises, issued by a body making fire insurance rates applicable to said Premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said Premises.

         13. PERMITS.

                Tenant will obtain at its sole cost and expense, prior to Lease Term Commencement, all necessary licenses, permits and other authorizations to utilize the Premises for its contemplated USE as stated herein. Such approvals shall be, without limiting same, the right to erect signs, all building and necessary construction permits and alcoholic beverage licenses and permits issued directly by the appropriate governmental authorities at the fees set by statute, ordinance or regulation. Landlord agrees to cooperate with Tenant and the state, county or

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municipal authorities to obtain such permits and will execute any documents necessary in this regard.

         14. INITIAL TENANT IMPROVEMENTS.

               Tenant shall obtain Landlord's written approval of Tenant's interior improvements, structural penetration and exterior signs on the Building in which the Premises are located. Landlord shall approve or disapprove Tenant's plans for such improvements within fifteen (15) days after receipt of said plans by Landlord. In the event Landlord fails to approve or disapprove said plans within the fifteen (15) day period, said plans shall be deemed approved. Outside signs shall conform to those of the former LUNDY's RESTAURANT.

         15. LANDLORD'S WORK.

               Landlord, at Landlord's expense, shall perform all installation and/or construction (hereinafter called Landlord's work) as set forth on Exhibit "B" within the times stated thereon, which exhibit is attached hereto and by this reference made a part hereof. Tenant shall have the right to enter upon the Premises provided it is fully insured under the terms of this agreement to commence interior renovations, provided, however, that it shall not interfere with work being performed by Landlord and further provided that where there is conflict between the parties as to work in a particular area, Tenant shall defer to Landlord.

         16. PARKING.

                Notwithstanding that the present parking facility is common area, patrons of Tenant shall pay parking pursuant to posted rates, except that from Friday at 6 p.m. to Monday at 6 a.m. no charge shall be made to its patrons. A system of verification of spaces by patrons shall be set up and controlled by Landlord. The several restaurants shall be afforded exclusive use of the parking area on weekends as above set forth.

                Any net income received from parking fees shall be utilized to offset common charge expenses as related to the parking facility.

                Provided there is ample space for Tenant's customers on weekends, if there is sufficient space available, Landlord may rent spaces to others, always preferring and guarantying spaces to restaurant clients.

                In the event that Landlord shall construct or cause to be constructed, additional multi-level parking, then in such event Tenant's patrons shall be charged a maximum of 50 percent of the posted fees for a period of five
(5) years from
the completion of such additional parking spaces. Parking on the weekends shall be exclusive to the first floor Tenants.

         17. MAINTENANCE AND REPAIR.

                  (a) Tenant shall promptly throughout the Term of this Lease at Tenant's cost and expense, take good care of and maintain the Leased Premises.

                  (b) Tenant shall not commit or suffer to be committed any waste upon or about the Leased Premises, and shall promptly at its cost and expense, make all necessary replacements, restorations, renewals and repairs to the Leased Premises and appurtenances thereto, whether interior or exterior, structural or non-structural, ordinary or extraordinary, and foreseen or unforeseen, ordinary wear and tear excepted. Repairs, restorations, renewals and replacements shall be at lease equivalent in quality to the original work or the property replaced, as the case may be. Tenant shall not make any claim or demand upon or bring any action against the Landlord for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, of the Leased Premises or any part thereof.

                  (c) Landlord shall be responsible for the structural maintenance and to keep the roof in good repair. Other than the above, Landlord shall not under any circumstances be required to build any improvements on the Leased Premises, or to make any repairs, replacements, alterations or renewals or any nature or description to the Leased Premises or to any of the Improvements, whether interior or exterior, ordinary or extraordinary, or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease or to inspect or maintain the Leased Premises in any way. Tenant hereby waives the right to make repairs, replacements, renewals or restorations at the expense of Landlord pursuant to any Laws.

         18. CHANGES, ALTERATIONS AND NEW CONSTRUCTION BY THE TENANT.

                  (a) Tenant, at its sole cost and expense, shall have the right at any time and from time to time during the Term of this Lease to make changes and alterations to the building interior of their premises subject, however, in all cases, to the following:

                           (i) Landlord's prior written consent shall be
required in each instance of any Tenant's Change involving the structure or interior or exterior of the building which consent shall not be unreasonably withheld; provided that, without limiting the circumstances under which Landlord may decline to give its consent, it shall not be deemed unreasonable for Landlord to withhold such consent if the same shall be in violation of any Mortgage or if any Mortgagee shall not give its consent to the same where its consent is required by the terms of its Mortgage.

                           (ii) [DELETED]

                           (iii) No Tenant Change shall be undertaken until the
Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction, including the City Landmark Commission; and, at Tenant's expense, the Landlord shall join in the application for such permits and authorizations whenever such action is necessary.

                           (iv) Any interior change for which a permit is
required shall be conducted under the supervision of a licensed architect or engineer selected by Tenant and approved by Landlord (which consent shall not be unreasonably withheld), and shall be made in accordance with detailed plans and specifications (the "Plans and Specifications") and cost estimates prepared by such architect or engineer and approved in writing by the Landlord, which approval Landlord agrees not unreasonably to withhold.

                           (v) Any Tenant Change shall be made promptly and in a
good workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and all Laws and in accordance with the orders, rules and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Leased Premises.

                           (vi) The cost of any Tenant Change shall be paid for
in cash or its equivalent by the Tenant, so that the Leased Premises shall at all times be free of liens for labor or materials supplied or claimed to have been supplied to the Leased Premises.

                           (vii) Any such Tenant Change shall immediately upon
incorporation into the Leased Premises be and become the property of the Landlord, subject to the leasehold rights of the Tenant hereunder.

                           (viii) [DELETED]

                           (ix) No Tenant Change shall tie-in or connect the
Leased Premises or any Improvements thereon with any property outside the Leased Premises without the prior written consent of the Landlord; and

                           (x) No Tenant Change shall reduce the value of the
Leased Premises or impair the structural integrity of any building comprising a part of the Leased Premises.

                  (b) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not, without Landlord's prior written approval, make any alterations or change to the Leased Premises which would decrease the size of or decrease the square foot floor area of any building comprising a part of the Leased Premises.

                  (c) Notwithstanding anything to the contrary contained in this Lease, Tenant is authorized to and shall make Tenant changes to the Leased Premises in accordance with the plans and specifications previously submitted to and approved by [DELETED].

         19. INDEMNITY AND PUBLIC LIABILITY INSURANCE.

                  (a) Tenant shall at all times indemnify Landlord for, defend Landlord against, and save Landlord harmless from, any liability, loss, cost, injury, damage or other expense whatsoever that may occur or be claimed by or with respect to any person(s) or property on or about the Leased Premises and resulting directly or indirectly from the use, misuse, occupancy, or occupancy, of the Leased Premises by Tenant or any or any concessionaires, subtenants or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons, or from the condition of the Leased Premises. Tenant shall, at its costs and expense, defend against any and all such actions, claims and demands and shall indemnify Landlord for all costs, expenses and liabilities it may incur in connection therewith. Landlord shall not in any event whatsoever be liable for any injury or damage to the Leased Premises or to the Tenant or to any concessionaires, subtenants or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons or to any property of any such persons. Tenant shall not make any claim or demand upon or institute any action against the Landlord as a result of such injury or damage. This section shall in no way grant Tenants right to sublease.

                  (b) Tenant, at its cost and expense, shall obtain and maintain in force throughout the Term of this Lease, comprehensive general liability insurance against any loss, liability or damage on, about or relating to the Leased Premises, to such limits as Landlord may reasonably, from time to time, require, provided that such insurance shall have minimum limits of one Million ($1,000,000 00) Dollars for death or injuries to one person and not less than three Million ($3,000,000.00) Dollars for death or injuries to two or more persons in one occurrence, and not less than One Million ($1,000,000.00) Dollars for damage to property. Any such insurance obtained and maintained by Tenant shall name the Landlord, its managing agent (if any), any mortgagee, as well as the Tenant as the insured parties therein and shall be obtained and maintained from and with a reputable and financially sound insurance company(ies) reasonably acceptable to Landlord, authorized to issue such insurance in the State in which the Leased Premises is located.

                  (c) The policies of insurance required hereunder shall contain an agreement by the insurer that it will not cancel or modify such policy except after thirty (30) days prior written notice to Landlord by certified mail, return receipt requested. Not less than thirty (30) days prior to the expiration of any such insurance policy, Tenant shall deliver to Landlord a certificate evidencing the replacement or renewal thereof.

                  (d) Tenant shall furnish Landlord with duplicate original(s) or original certificate(s) of such insurance policies, including renewal and replacement policies, together with written evidence that the premiums therefor have been paid. It is understood and agreed that said policies may be blanket policies covering other locations operated by Tenant, its affiliates or subsidiaries, provided that such blanket policies otherwise comply with the provisions of this Section 19.

                  (e) Subject to reasonableness and the provisions of this Lease, Tenant shall comply with the requirements of any Mortgages relating to the insurance and to the proceeds of insurance maintained and required to be maintained by Tenant pursuant to the provisions of Section 19 and 20 of this Lease.

         20. INSURANCE FOR DAMAGE OR DESTRUCTION AND WORKER'S COMPENSATION

                  (a) The Tenant shall, throughout the Term of this Lease, at its own cost and expense, obtain and maintain in full force and effect and in the name of Tenant, Landlord and, if so requested by Landlord, or of any Mortgagees (except that Landlord and any Mortgagee need not be named on any Worker's Compensation policy):

                           (i) all risks insurance, including but not limited to
collapse, lose or damage occasioned by fire, the perils included in the so-called extended coverage endorsement, vandalism and malicious mischief, and water damage and containing Replacement Coat, Agreed Amount and Demolition and Increased Cost due to Ordinance endorsements covering the Improvements and all replacements and additions thereto, and all fixtures, equipment and other personal property therein, the foregoing coverage shall be provided in amounts sufficient to provide one hundred (100%) percent of the full replacement cost of the Improvements and shall be determined from time to time, but not more frequently than once in any thirty-six (36) calendar months, at Tenant's expense, at the request of the Landlord, by any appraiser selected by Tenant and approved by Landlord and the insurance carrier;

                           (ii) if a sprinkler system shall be located in the
Leased Premises, sprinkler leakage insurance in amounts reasonably satisfactory to Landlord and any Mortgagees;

                           (iii) such other insurance and in such amounts as may
from time to time reasonably be required by any Mortgagees;

                           (iv) Boiler and Machinery Broad Form policy covering
explosion insurance in respect of steam and pressure boilers and similar apparatus, if any, located on the Leased Premises in an amount equal to one hundred (100%) percent of the full replacement cost of the Improvements;

                           (v) War risk insurance as and when such insurance is
obtainable from the United States Government or any agency or instrumentality thereof, and a state of war or national or public emergency exists or threatens, and in an amount not less than the full insurable value of the Leased Premises;

                           (vi) Worker's Compensation insurance subject to
statutory limits or better in respect of any work or other operations on or about the Leased Premises;

                           (vii) Tenant shall provide and maintain insurance
against loss of rental, under a rental value insurance policy covering risk of loss due to the occurrence of any of the hazards described in Article 11 above, in an amount equal to the aggregate of one (1) year's net rent as provided for herein plus the amount of any real estate taxes that Tenant is required to pay for the period of twelve (12) months next following the occurrence of the insured casualty, the proceeds of such policies will be payable to Landlord and Tenant as their interest may appear, if procurable in that form, and otherwise payable to Landlord only. Said policies of insurance shall be deposited with Landlord, and Tenant shall and does hereby assign to Landlord the proceeds of such insurance, if, as and when collected, and said proceeds shall be held in trust and applied by Landlord on account of the net rent or any additional rent accruing under the terms of this lease, the balance, if any, to be paid to Tenant. Tenant shall remain fully responsible for all net rent and additional rents which exceeds the amount of the proceeds of such insurance. Tenants shall pay the premium on all said policies as same become due and payable, from time to time;

                           (viii) Such other insurance with respect to the
Leased Premises and in such amounts as Landlord from time to time may reasonably request against such other insurable hazards which at the time in question are commonly insured against in the case of property similar to the Leased Premises;

                           (ix) [DELETED]

                           (x) During the performance of any construction, broad
form Builder's All-Risk insurance;

                  (b) All such insurance shall:

                           (i) be obtained from and maintained with reputable
and financially sound insurance company(ies) reasonably acceptable to Landlord and any Mortgagees, authorized to issue such insurance in the State in which the Leased Premises are located;

                           (ii) be reasonably satisfactory to Landlord and to
any Mortgagees;

                           (iii) contain an agreement by the insurer that it
will not cancel or modify such policy except after thirty (30) days prior written notice to Landlord and any Mortgagees by certified mall, return receipt requested; and

                  (c) Not less than thirty (30) days prior to the expiration of any such insurance policy, Tenant shall deliver to Landlord a certificate evidencing the replacement of renewal thereof.

                  (d) The Tenant shall furnish Landlord and any Mortgagees with duplicate original(s) or original certificate(s) together with true copy(ies) of all such insurance policies, including renewal and replacement policy(ies), together with written evidence that the premiums therefor have been paid. It is understood and agreed that said policies may be blanket policies covering other locations operated by Tenant, its affiliates or subsidiaries, provided that such blanket policies otherwise comply with the provisions of this Section 20.

                  (e) If any portion of the Leased Premises is damaged or destroyed by fire or other casualty, Tenant shall forthwith give notice thereof to Landlord and Tenant shall, at its cost and expense, forthwith repair, restore, rebuild or replace the damaged or destroyed improvements, fixtures or equipment, and complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for such changes in design or materials as may then be required by Law. The Landlord, in such event, shall, to the extent and at the times the insurer and any Mortgagees make the proceeds of the insurance available, reimburse the Tenant for the costs of making such repairs, restoration, rebuilding and replacements, provided further that said reimbursements need be made only under such conditions that the Landlord and any Mortgagees are assured that at all times the Leased Premises shall be free of liens or claims of liens by reason of such work, and provided further that the portion of the proceeds paid out at any time shall not exceed the value of the actual work and materials incorporated in the repaired, restored, rebuilt or replaced Leased Premises less a customary retainage, and that the conditions described in Section 18 are complied with. To the extent, if any, that the proceeds of insurance made available as aforesaid are insufficient to pay the entire cost of making such repairs, restoration, rebuilding and replacements, and notwithstanding the expiration or termination of the Term of this Lease, the Tenant shall pay the amount by which such costs exceed the insurance proceeds made available as aforesaid. Any surplus of insurance proceeds over the cost of restoration shall be the property of the Tenant and only as it applies to losses related to the interior of restaurant.

                  (f) In the event of any damage to or destruction of the Leased Premises, Tenant shall promptly notify Landlord and any Mortgagees and shall file prompt proof of loss to the relevant insurance company(ies).

                  (g) The obligation to pay the rent provided for herein and to otherwise perform Tenant's obligations hereunder shall continue unabated by reason of such damage or destruction; that is, there shall be no abatement or diminution of rent or release from any of Tenant's obligations hereunder by reason of such damage or destruction regardless of the period of time, if any, during which the Leased Premises or any part thereof remain untenantable, any Laws to the contrary notwithstanding, except to the extent Landlord shall actually receive the proceeds of rent insurance as its sole property.

                  (h) The provisions and requirements of Section 18 shall apply with respect to any repairing, restoring, rebuilding or replacing made pursuant hereto; and same shall be made in accordance with the Plans and Specifications to the extent same is practicable.

                  (i) As to any loss or damage which may occur upon the property of a party hereto and be collected under any insurance policy(ies), such party hereby releases the other from any and all liability for such loss or damage to the extent of such amounts collected.

                  (j) Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be furnished by Tenant under Sections 19 and 20 of this Lease, unless Landlord, and with respect to the insurance described in Section 20, any Mortgagees designated by Landlord, are included therein as named insureds, with loss payable as in said Sections provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord duplicate original(s) thereof, or original certificate(s) evidencing the same with true copies thereof, as provided in this Lease.

         21. CONDEMNATION AND REJECTABLE OFFER.

                  (a) In the event that at any time during the Term of this Lease, title to the whole or materially all of the Leased Premises shall be taken by the exercise of the right of condemnation or eminent domain or by agreement between the Landlord and those authorized to exercise such right, this Lease shall terminate and expire on the date of such taking (herein called the "Taking Date") and the rent provided to be paid by the Tenant shall be apportioned and paid to the Taking Date.

                  (b) If (i) twenty-five (25%) percent or more of the Leased Premises shall be taken, or (ii) all reasonable means of ingress and egress to and from the Leased Premises are permanently eliminated by reason of such a taking, then and in any of such events, Landlord and Tenant shall each have the right to terminate this Lease on the next dated for payment of Minimum Rental occurring at least one hundred twenty (120) days after notice to the other given within ninety (90) days after the Taking Date.

                  (c) In the event of any taking of the Leased Premises and if this Lease shall not terminate as provided in subsections 21(a) and 21(b) above, then this Lease shall continue unaffected (except as hereinafter specifically otherwise provided) and the Landlord shall be entitled to all awards, damages, consequential damages and compensation for such taking and the Tenant shall not be entitled to share in any such award or have any claim against Landlord for any part thereof, provided: (i) Landlord shall, to the extent the Net Award paid for the Improvements on the Leased Premises is made available to Landlord, reimburse Tenant for its cost of demolition, repair, rebuilding and restoration to return the Improvements to a tenantable condition, as and when expended, and paid in like manner and subject to the provisions and conditions contained in
Section 18 above, which provisions and conditions shall be deemed to apply to such demolition, repair, rebuilding and restoration; and (ii) the Minimum Rental payable by Tenant to Landlord under Section 3 hereof, from and after the date of restoration of the Leased Premises, shall be reduced in the ratio which the square foot area of the building on the Premises taken has to the square foot area of the Building prior to such taking. In the event of any taking which does not result in a termination of this Lease, Tenant shall promptly make such demolition, repair, rebuilding and restoration as are necessary to return the Leased Premises to a tenantable condition (in accordance with the Plans and Specifications, to the extent same is practicable), and in the event that the cost of such demolition, repair, rebuilding and restoration shall exceed the Net Award collected by the Landlord, the Tenant shall pay the deficiency.

                  (d) In the event Landlord is advised of an impending condemnation, the Landlord shall give notice of such fact to the Tenant and the Tenant, at its election, shall be entitled to participate in any negotiations or litigations with the condemning authority.

                  (e) In case of any temporary acquisition of the Leased Premises, the active Net Award received by Tenant shall be payable to the Landlord.

                  (f) Notwithstanding the foregoing, Tenant, at its cost and expense, shall be entitled to separately claim, in any condemnation proceeding, any damages payable for movable trade fixtures paid for and installed by Tenant (or any persons claiming under Tenant) without any contribution or reimbursement therefor by Landlord, and for Tenant's loss of business, and for Tenant's relocation costs; provided that Landlord's award is not reduced or otherwise adversely affected thereby.

         *21. (SEE BELOW).

         22. REMOVAL OF TENANT'S PROPERTY.

                  Provided the Tenant is not then in default hereunder, the Tenant shall have the right, at any time during the Term of this Lease, to remove "Tenant's Property", consisting of machinery, trade equipment, business and trade fixtures, and other trade equipment placed, installed, supplied or made by it in or on the Leased Premises at Tenant's cost and expense (without any contribution or reimbursement therefor by Landlord), and which may be removed without material injury to the Leased Premises; provided, however, that any damage to the Leased Premises or any part thereof occasioned by such removal shall be repaired by the Tenant at Tenant's cost and expense. As used herein and hereafter, the Term "Tenant's Property" shall not include or be deemed to include any item now or hereafter installed in or on the Leased Premises that is an integral part of the building, including, without limiting the generality of the foregoing, heating, ventilating, and air conditioning plants and systems, electrical and plumbing fixtures and systems and other like equipment and fixtures, if any.

         23. SUBORDINATION, NON-DISTURBANCE, NOTICE TO LESSORS AND MORTGAGEES.

                  (a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all mortgage ground and underlying leases of all or any portions of the Leased Premises, or which hereafter affect all or any portions of the Leased Premises and/or any of such leases, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications,

--------
* Tenant shall share in any condemnation award on a prorate basis of his square footage to any loss, after the payment of all expenses.

replacements and extension of such leases and Mortgages and spreaders and consolidations of such Mortgages; provided, that, as to any such leases and/or Mortgages that become (i) the lessors and/or Mortgagees thereunder shall each enter into a non-disturbance agreement, in favor of Tenant, to provide that in the event its said Mortgage shall be foreclosed or its said lease shall be terminated, as the case may be, and provided that Tenant is not then in default hereunder, this Lease shall not terminate on account thereof so long as the Tenant continues to pay the rents reserved in this Lease and otherwise performs and observes all of the Terms, covenants, conditions and provisions of this Lease to be performed and observed by or on behalf of Tenant thereunder, and
(ii) such leases and/or Mortgages shall provide (or the lessors thereunder and/or the holders thereof, as the case may be, shall separately agree) that so long as Tenant is not in default under this Lease beyond any period herein permitted to cure same, the proceeds of any insurance on the Leased Premises payable by reason of fire or other insured casualty and of any award for any partial taking by eminent domain (not resulting in termination of this Lease as herein provided), shall first be applied in payment of the cost of restoring the Leased Premises after such injury or taking, before any part of such proceeds or award shall be paid to any such lessors as its or their property and before any part of such proceeds or award shall be applied on account of any part of such mortgage debts. The lien of any Mortgages shall not cover any trade fixtures or other personal property paid for and installed in the Leased Premises by Tenant (or any persons claiming under Tenant) without any contribution or reimbursement therefor by Landlord. The provisions of this subsection (a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instruments that Landlord, the lessor of any such lease or the holder of any Mortgage, or any of their respective successors in interest, may reasonably request to evidence such subordinations, and Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request, such power being coupled with an interest. The lease(s) to which, at the time in question, this Lease is subject and subordinate are hereinafter sometimes called "Superior Lease(s)" and the Lessor(s) of a Superior Lease or its (their) successor(s) in interest, at the time in question, is (are) sometimes hereinafter called "Superior Lessor(s)".

                  (b) In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to each Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or any Mortgagee or Superior Lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when all such Mortgagees and Superior Lessors shall have become entitled under such Mortgages or Superior Leases, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided that any such Mortgagee or Superior Lessor shall with due diligence give Tenant written notice of its intention to and shall commence and continue to remedy such act or omission, but nothing herein contained shall obligate any Mortgage or Superior Lessor to do so unless it so elects.

                  (c) If a Superior Lessor or a Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's right (herein sometimes called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request, such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request, such power being coupled with an interest. Upon such attornment this Lease shall continue in full force and effect as, and as if it were, a direct lease between the Successor Landlord and Tenant upon all of the terms, covenants and conditions set forth in this Lease, and all such terms, covenants and conditions shall be applicable after such attornment except that the Successor Landlord shall:

                           (i) not be liable for any previous act or omission of
Landlord under this Lease,

                           (ii) not be subject to any offset, not expressly
provided for in this Lease, which shall have theretofore accrued or which may thereafter accrue to Tenant against Landlord, unless agreed with by Landlord in writing.

                           (iii) not be bound by any previous modification of
this Lease, not expressly provided for in this Lease, other than a modification of this Lease executed by Landlord and Tenant prior to the execution of any Superior Lease or Mortgage, or by any previous prepayment of more than one months Minimum Rental, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor(s) or the Mortgagee(s) through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease, unless agreed with by Landlord in writing.

         24. NON-WAIVER.

                Neither a failure by the Landlord to exercise any of its options hereunder, nor failure to enforce its rights or seek its remedies upon any default, nor the acceptance by the Landlord of any rent accruing before or after any default, shall effect or constitute a waiver of the Landlord's right to exercise such option, to enforce such right, or to seek such remedy with respect to that default or to any prior or subsequent default. The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which the Landlord may be entitled either at law or in equity.

         25. QUIET ENJOYMENT.

                 If the Tenant pays the rent it is obligated hereunder to pay, and observes all other terms, covenants and conditions hereof, it may peaceably and quietly have, hold and enjoy the Leased Premises during the Term of this Lease, subject, however, to all the Terms of this Lease. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or to abate, reduce or make any deduction from or offset against any rent or any other sum payable under this Lease, or to fail to perform any other obligations of Tenant hereunder.

         26. ASSIGNMENT AND SUBLETTING.

                  (a) Tenant shall not sublet the entire of the Leased Premises, nor assign, or otherwise dispose of this Lease or any interest therein, or any part thereof, without Landlord's prior written consent in each of the foregoing cases, which consent, however, to an assignment of this Lease, or subletting of the Leased Premises, shall not be unreasonably withheld, provided the following conditions are complied with:

                           (i) Any assignment shall transfer to the assignee all
of the Tenant's rights in, and interests under, this Lease.

                           (ii) At the time of any assignment and/or subletting,
this Lease must be in full force and effect without any breach or default thereunder on the part of the Tenant.

                           (iii) Any assignee shall assume, by written,
recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease including any accrued obligations at the time of the assignment. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by the assignee, together with a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing such assumption agreement, shall be sent to Landlord within ten (10) days from the effective date of such assignment.

                           (iv) A copy of any sublease fully executed and
acknowledged by the Tenant and the sublessee, shall be mailed to Landlord within ten (10) days from effective date of such subletting.

                           (v) Such assignment and/or subletting shall be
subject to all the provisions, terms covenants and conditions of this Lease and the Tenant-assignor (and any guarantor(s) of this Lease) and such assignee(s) shall continue to be and remain liable hereunder, it being expressly understood and agreed that no assignment or subletting of the Leased Premises shall, in any way, relieve Tenant or any subsequent assignee(s) from the performance of any of the agreements, terms, covenants and conditions of this Lease.

                           (vi) Each sublease permitted under this Section shall
contain provisions to the effect that (A) such sublease is only for the actual use and occupancy by the sublessee, and (B) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder, and (C) in the event this Lease shall terminate before the expiration of such sublease, the subtenant thereunder will, at Landlord's option, attorn to Landlord and waive any rights the subtenant may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

                  (b) Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Leased Premises or to any assignment of this Lease, no subtenant shall assign its sublease nor further sublease the Leased Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease nor sublease the Leased Premises, or any portion thereof, without Landlord's prior written consent in each of such cases, which consent shall not be unreasonably withheld.


                  (c) Tenant's failure to comply with all of the provisions and conditions of this Section 26 and all of the subsections hereof shall (whether or not Landlord's consent is required under this Section), at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

                  (d) In the event that Tenant hereunder or any "Guarantors" (hereinafter defined) shall, at any time, be a corporation, no change shall occur in the majority ownership of and/or the power to vote the majority of the outstanding capital stock of Tenant (or such Guarantors) without the prior written consent of Landlord, which consent Landlord agrees not to unreasonably withhold unless such transfer is to the Parent, Wife or children of FRANK CRETELLA.

                  (e) Tenant may not mortgage, pledge or otherwise encumber its leasehold estate hereunder, and any attempt to mortgage, pledge or otherwise encumber such estate shall be null and void and of no force and effect.

                  (f) That Tenant may consolidate with or merge into any other corporation, convey or transfer all or substantially all of its assets to any other corporation, or permit any other corporation to consolidate with or merge into it upon condition that:

                           (i) The corporation which results from such
consolidation or merger or the transferee to which such sale shall have been made (the "Surviving Corporation") is a corporation organized under the laws of any State of the United States, and the Surviving Corporation shall have a net worth, computed in accordance with generally accepted accounting principles, consistently applied at least equal to the net worth of Tenant on the day immediately preceding such consolidation, merger or transfer; and

                           (ii) the Surviving Corporation shall expressly and
unconditionally assume by written agreement in recordable form to perform all such obligations of the Tenant hereunder and shall be obligated to perform all such obligations of the Tenant hereunder to the same extent as if the Surviving Corporation had originally executed and delivered this Lease; and

                  (g) no rights of Landlord under this Lease shall be affected or reduced by such consolidation, merger, conveyance or transfer. Tenant covenants that it will not merge or consolidate or sell or otherwise dispose of all or substantially all of its assets unless there shall be compliance with all of the foregoing provisions of subsection 17(f) of this Lease and unless the instrument referred to in subparagraph 17(a)(ii) above shall have been delivered to Landlord.

         27. ENTRY BY LANDLORD.

                  Landlord, any Superior Lessor(s) and any Mortgagee(s), and their respective duly authorized representatives shall have the right to enter the Leased Premises at all reasonable times for the purposes of:

                  (a) inspecting the conditions of same, and making such repairs, alterations, additions, or improvements thereto as may be necessary or desirable if Tenant fails to do so as required hereunder (but neither the Landlord, Superior Lessor(s), nor any Mortgagee shall have any duty whatsoever to make any such inspections, repairs, alterations, additions, or improvements); and

                  (b) exhibiting the same to persons who may wish to purchase or lease the same, and, during the last six (6) months of the Term, of this Lease, placing a notice of reasonable size on the Leased Premises offering the same or any part thereof for sale or for rent.

         28. TENANT'S DEFAULT.

                  The following shall be defined and deemed as an "Event of Default": (a) if Tenant shall default in the payment of the Minimum Rental or any additional rent and if Tenant shall fail to cure said default within fifteen
(15) business days after receipt of notice of such default from Landlord (provided, however, that Landlord need give such notice and Tenant shall have such times to cure not more than three (3) times in any calendar year); or, (b) if Tenant shall default in the performance or observance of any other term, covenant or condition to be performed or observed by Tenant under this Lease and if Tenant shall fail to cure said default within twenty (20) days after receipt of notice of said default from Landlord, or if said default shall reasonably require longer than twenty (20) days to cure, if Tenant shall fail to commence to cure said default within twenty (20) days after receipt of notice thereof and continuously prosecute the curing of the same to completion with due diligence, or (c) if there shall be a default on the tenant's part (x) under any other lease covering other premises demised by Landlord to Tenant or to any Guarantor hereof, or (y) under a lease which is guaranteed by Tenant or by any Guarantor hereof, or (d) if Tenant shall make an assignment of its property for the benefit of creditors or shall institute any proceedings relating to it or its property under any bankruptcy or insolvency laws of any jurisdiction or shall petition to any court for, or consent to, the appointment of a receiver, trustee or assignee of it or any part of its property, or (e) if an order for relief under any provisions of the Bankruptcy Reform Act of 1978 shall be entered against tenant, or (f) if Tenant shall be declared bankrupt or insolvent according to law, or (g) if any bankruptcy or insolvency proceedings shall be commenced against Tenant and shall not be dismissed within sixty (60) days thereafter, or (h) if a receiver, trustee, or assignee shall be appointed without the consent of Tenant in any bankruptcy or insolvency proceedings of Tenant or the property of Tenant and shall not be discharged within ninety (90) days thereafter, or (i) if Tenant shall be liquidated or dissolved, or shall begin proceedings toward its liquidation or dissolution, or shall, in any manner, permit the divestiture of substantially all of its assets, or (j) if, as a result of any failure by Tenant to perform or observe any of the terms, covenants or conditions to be performed or observed by it under this Lease, a breach or default shall have occurred and be continuing under any Superior Lease or Mortgage. The word "Tenant" as used in subsections (d), (e), (f), (g), (h), (i) and (j) of this Section 28 shall mean the then holder of the Tenant's interest in this Lease hereunder and/or any Guarantor(s) and/or other persons who or which are liable for Tenant's obligations under this Lease. The words "Landlord" and "Tenant" as used in subparagraph (c) of this Section 28 shall mean any person, firm or entity controlled by, under common control with, or controlling the Landlord or the "Tenant" (as defined in the preceding sentence) under this Lease, respectively; and for the purpose of interpreting this sentence the word "control" shall be deemed to mean capable of directing the business activities and direction of such person, firm or entity. Any defaults in Tenant's liabilities or obligations under this Lease occasioned by any acts or failures to act by any persons having or claiming any right, title and interest in or to the Leased Premises by, through or under Tenant, shall be deemed the default of Tenant hereunder. If this Lease is terminated pursuant to this Section, Tenant waives (x) the benefit of any Laws exempting property from liability for rent or for debt, and (y) the service of any notice which may be required by any Laws.

                  In case of the occurrence of any Event of Default hereinbelow provided, the Landlord shall have the immediate right of reentry and may remove all persons and property from the Leased Premises by summary proceedings, force or otherwise. In addition, in the event of the occurrence of any Event of Default (whether or not Landlord shall elect to reenter or to take possession pursuant to legal proceedings or pursuant to any notice provided for by Laws) Landlord shall have the right, at its option, to terminate this Lease on not less than two (2) days notice to Tenant and upon the giving of said notice, this Lease and the Term hereof shall cease and expire on the date set forth in said notice as if said date were the expiration date originally set forth herein and/or it may from time to time, whether or not this Lease be terminated, make such alterations and repairs as may be reasonably necessary in order to relet the Leased Premises or any part(s) thereof for such term or terms (which may extend beyond the Term of this Lease) and at such rental(s) and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness (other than rents due hereunder) of Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees (at no greater than customary rates in the area in which the Leased Premises is located) and reasonable attorneys' fees and of the cost of such alterations and repairs, third, to the payment of rents due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rents and other payments required to be made by Tenant hereunder as the same may become due and payable hereunder, with the right reserved to Landlord to bring such action(s) or proceeding(s) for the recovery of any deficits remaining unpaid without being obliged to await the end of the Term for a final determination of Tenant's account; and the commencement of maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals pursuant to the provisions of this Section. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly subject to Landlord's right of action(s) or proceeding(s) as aforesaid. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach as damages for loss of the bargain and not as a penalty, including the cost of recovering the Leased Premises, reasonable attorneys' fees, and including the worth, at the time of such termination, of the excess, if any, of the amount of rental and charges equivalent to the rental and charges reserved in this Lease for the remainder of the then Term of this Lease, over the aggregate rental value of the Leased Premises for the remainder of such Term, all of which shall be immediately due and payable from Tenant to Landlord. If any Laws shall validly limit the amount of the damages provided for in the immediately preceding sentence to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Laws. In the event the Tenant does not comply with its obligations under this Lease, Landlord shall also have the right to appropriate injunctive relief. The rights and remedies whether herein or anywhere else in this Lease provided shall be cumulative, and the exercise of any one right or remedy shall not preclude the exercise of or act aa a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute or otherwise.

         29. BANKRUPTCY OR INSOLVENCY.

                  (a) In the event that Tenant shall become a debtor under Chapter 7 of the Bankruptcy Reform Act of 1978, 11 U.S.C. 1 et seq. ("Bankruptcy Code") and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of this Section 29 are satisfied. If Tenant or Tenant's trustee shall fail to assume this Lease within 60 days after the entry of an order for relief, this Lease shall be deemed to have been rejected. Immediately thereupon Landlord shall be entitled to possession of the Leased Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages (including, without limitation, liquidated damages pursuant to Section 19 or the exercise of any other remedies in any such proceeding) shall survive, whether or not this Lease shall be terminated.

                  (b) In the event that a voluntary petition for the reorganization is filed by Tenant, or an involuntary petition is filed against Tenant under Chapter 11 of the Bankruptcy Code, or in the event of the entry of an order for relief under Chapter 7 in a case which is then transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within 60 days from the date of the filing of the petition under Chapter 11 or the transfer thereto, or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. Immediately thereupon Landlord shall be entitled to possession of the Leased Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages (including, without limitation, liquidated damages pursuant to Section 19 or the exercise of any other remedies in any such proceeding) shall survive, whether or not this Lease shall be terminated.

                  (c) No election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

                           (i) Tenant's trustee or the debtor-in-possession has
cured all defaults under this Lease, or has provided Landlord with evidence satisfactory to Landlord that it will cure all defaults susceptible of being cured by the payment of money within 10 days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act within 30 days after the date of such assumption.

                           (ii) Tenant's trustee or the debtor-in-possession has
compensated, or has provided Landlord with evidence satisfactory to Landlord that, within 10 days from the date of such assumption, it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

                           (iii) Tenant's trustee or the debtor-in-possession
(A) has provided Landlord with "Assurance", as hereinbelow defined, of the future performance of each of the obligations under this Lease of Tenant, Tenant's trustee or the debtor-in-possession, and (B) shall, in addition to any other security deposits held by Landlord, deposit with Landlord, as security for the timely payment of Minimum Rental and for the performance of all other obligations of Tenant under this Lease, an amount equal to 3 monthly installments of Minimum Rental and any additional rental payable under this Lease (both at the rate then payable), and (C) pay in advance to Landlord on the date each installment of Minimum Rental is due and payable, one-twelfth of Tenant's annual obligations for Impositions and insurance premiums to be made by Tenant pursuant to this Lease. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this Section 20 shall continue with respect to Tenant or any assignee of this Lease, after the conclusion of proceedings under the Bankruptcy Code,

                           (iv) Such assumption will not breach or cause a
default under any provision of any Mortgage, financing agreement or other agreement by which Landlord or the Superior Lessor is bound, relating to the Leased Premises or any larger development of which the Leased Premises is a part.

                  (d) For purposes of subsection (c)(iii) of this Section 20, Landlord and Tenant acknowledge that "Assurance" shall mean no less than that:
(x) Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and (y) to secure to Landlord the obligations of Tenant, Tenant's trustee or the debtor-in-possession and to assure the ability of Tenant, Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or non-monetary, there shall have been: (A) sufficient cash deposited with Landlord, or (B) the Bankruptcy Court shall have entered an order segregating sufficient cash, payable to Landlord, and/or (C) Tenant's trustee or the debtor-in-possession shall have granted to Landlord a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord.


                  (e) In the event that this Lease is assumed in accordance with subsection (b) of this Section 29 and thereafter Tenant is liquidated or files, or has filed against it, a subsequent petition under any provision of the Bankruptcy Code or any similar statute for relief of debtors, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate within 30 days after the occurrence of either of such events,

                  (f) If Tenant's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of this Section 20 for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all consideration for such assignment, whether cash or otherwise. As used in this subsection (f) of this Section 20 "adequate assurance of future performance" shall mean at least that clauses (B) and (C) of subsection (c)(iii) of this Section 29 and each of the following conditions, has been satisfied:

                           (i) The proposed assignee has furnished Landlord with
a current financial statement audited by a certified public accountant determined in accordance with generally accepted accounting principles consistently applied indicating a credit rating, net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance of such assignee of Tenant's obligations under this Lease, but in no event indicating a net worth less than the net worth of the Tenant and any Guarantors of this Lease, on the date of execution hereof.

                           (ii) Such assignment will not breach nor cause a
default under any provision of any other lease, Mortgage, financing agreement or other agreement by which Landlord or the Superior Lessor is bound, relating to the Leased Premises or any larger development of which the Leased Premises is a part.

                           (iii) The proposed assignment will not release or
impair any Guarantee under this Lease.

                  (g) When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Leased Premises, such charges shall not be less than the Minimum Rental and all additional rent payable by Tenant under this Lease and shall be paid at the times and when due as though such charges were Minimum Rental and additional rent.

                  (h) Anything in this Lease to the contrary notwithstanding, neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Leased Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other similar person or entity, or otherwise by operation of law under the Bankruptcy Code or any similar federal statute now or hereinafter enacted, or under the laws of any state having Jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

                  (i) Anything in this Lease to the contrary notwithstanding, Tenant covenants and agrees that this Lease is an extension of financial benefits and accommodations to Tenant which are uniquely personal in nature and such financial benefits and accommodations are a material inducement for Landlord's execution and delivery of this Lease and are an integral part of the consideration for this Lease.

         30. TAX APPEALS AND CONTESTS.

                  (a) Tenant shall have the right, at its cost and expense, to contest the amount or validity, in whole or in part, of any Imposition of any kind by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of any Imposition unless the Tenant, at its option: (i) shall pay the amount involved under protest; or (ii) shall procure and maintain a stay of all proceedings to enforce any collection of any Imposition, together with all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money, or by such undertaking, as may be required or permitted by law to accomplish such stay; or (iii) shall deposit with Landlord or any Superior Lessor or Mortgagee, as security for the performance by the Tenant of its obligations hereunder with respect to such Impositions, such security in amounts equal to such contested amount or such reasonable security as may be demanded by the Landlord or any Superior Lessor or Mortgagee to insure payment of such contested Imposition and all penalties, interest, costs and expenses which may accrue during the period of the contest. Upon the termination of any such proceedings, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including counsel fees), interest, penalties or other liabilities in connection therewith, whereupon the Landlord shall arrange to have returned to the Tenant, without interest thereon, all amounts, if any, held by or on behalf of Landlord which were deposited by the Tenant in accordance with the provisions hereof.

                  (b) Tenant shall have the right, at its cost and expense, to seek a reduction in the valuation of the Leased Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided Tenant is not in default hereunder, Tenant shall be authorized to collect any tax refund of any tax paid by Tenant obtained by reason thereof and to retain the same.

                  (c) Landlord agrees that whenever Landlord's cooperation is required in any of the proceedings brought by Tenant as aforesaid, Landlord will reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Landlord and Tenant will pay, indemnity and save Landlord harmless of and from, any and all liabilities, losses, judgments, decrees, costs and expenses (including all reasonable attorneys, fees and expenses) in connection with any such contest and will, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord or any Superior Lessor or Mortgagee to the risk of any material civil liability or the risk of any criminal liability, and Tenant shall give such reasonable indemnity or security to Landlord, any Superior Lessor and any Mortgagee as may reasonably be demanded by any of them to insure compliance with the foregoing provisions of this Section 30.

         31. SIGNS.

                  Tenant may, during the Term of this Lease, upon obtaining any and all necessary approvals and permits from governmental authorities, erect and maintain, at its costs and expense, signs of such dimensions and materials as it may reasonably deem appropriate in or about the Leased Premises. Such signs shall, at the option of the Landlord, be removed by Tenant upon the termination of its occupancy of the Leased Premises. Prior to the installation of any such sign the Tenant shall procure and deliver to the Landlord liability insurance that will specifically insure both the Landlord and the Tenant against injuries and damages that may be caused by the installation and maintenance of the sign.

                  Tenant is advised that the Premises form a part of property which has landmark status and further that all signage for the building must be uniform.

         32. SURRENDER OF PREMISES.

                  Except in the case of condemnation described in subsection 21(a), at the expiration or sooner termination of the Term of this Lease, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall surrender all keys for the Leased Premises to Landlord at the place than fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Tenant shall at such time remove all Tenant's Property, as well as any alterations or improvements, if requested to do so by Landlord, and shall repair any damage to the Leased Premises caused thereby, and any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Leased Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Leased Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of the Lease.

         33. EXCULPATION.

                  Notwithstanding anything contained herein to the contrary, it is specifically understood and agreed that there shall be no personal liability on Landlord in respect of any of the terms, covenants, conditions or provisions of this Lease, and in the event of a breach or default by Landlord of any of its liabilities and obligations under this Lease, Tenant and any persons claiming by, through or under Tenant shall look solely to the equity of the Landlord in the Leased Premises for the satisfaction of Tenant's and such persons' remedies and claims for damages.

         34. TENANT'S PAYMENTS.

                  Each and every payment and expenditure, other than Minimum Rental and other than costs for any additions, alterations, repairs, replacements and improvements to the Improvements, which are required to be paid by Tenant under this Lease shall be deemed to be additional rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, on demand by Landlord and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all of the rights and remedies available to Landlord hereunder or by Laws in the case of nonpayment of Minimum Rental. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant at Tenant's sole cost and expense. Tenant agrees to pay or reimburse Landlord, on demand, for any reasonable costs and expenses that may be incurred by Landlord in connection with its review of any instruments or documents requested by Tenant pursuant to this Lease or relating to the Leased Premises including but not limited to the costs and expenses of making such investigations as the Landlord shall deem appropriate and the reasonable legal fees and disbursements of

Landlord's counsel. All payments of Minimum Rental hereunder shall be made to Landlord by check or wire transfer of federal funds, as Landlord may direct, at the address set forth in the beginning hereof unless otherwise provided herein or at such other address as may be designated by Landlord.

         35. RIGHT TO CURE DEFAULTS.

                  If Tenant shall fail to fully comply with any of its liabilities or obligations under this Lease (including, without limitation, its obligations to make repairs, maintain various policies of insurance, comply with all Laws and pay all Impositions and bills for utilities), then ten (10) days after the giving of written notice of such breach to Tenant (except that prior written notice shall not be required in the event of an emergency) Landlord shall have the right, at its option, to cure such breach at Tenant's cost and expense. Tenant agrees to reimburse Landlord (as additional rent) for all losses, costs, damages and expenses resulting therefrom or incurred in connection therewith, together with interest thereon (at a rate equal to the "Maximum Rate"), promptly upon demand.

         36. COVENANT AGAINST LIENS.

                  (a) If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's or other lien, charge or order for the payment of money or other encumbrances shall be filed or imposed against Landlord, any Superior Lessor, any Mortgagee and/or any portion of the Leased Premises (whether or not such lien, charge, order or encumbrance is valid or enforceable as such), Tenant shall, at its cost and expense, cause same to be discharged of record or bonded within ten (10) days after notice to Tenant of the filing or imposition thereof; and Tenant shall indemnify and defend Landlord against and save Landlord harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such lien, charge, order or encumbrance, and Tenant agrees to reimburse Landlord (as additional rent) for all losses, costs, damages, and expenses resulting therefrom or incurred in connection therewith, together with interest thereon (at a rate equal to the "Maximum Rate"), promptly upon demand.

                  (b) All materialmen, contractors, artisans, architects, mechanics, laborers and any other persons now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to any portion of the Leased Premises, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Notice is hereby given that the Landlord shall not be liable for any labor, services, materials, supplies or equipment furnished or to be furnished to the Tenant upon credit, and that no mechanic's or other lien for any such labor, services, materials, supplies or equipment shall attach to or affect the estate or interest of the Landlord in and to the Leased Premises.

         37. LANDLORD'S AND TENANT'S CERTIFICATES.

                  Landlord and Tenant shall, each without charge at any time and from time to time, within ten (10) days after request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any ground lessor, Mortgagee, assignee of any Mortgagee or purchaser, or any proposed Mortgagee, or proposed assignee or sub-tenant of the Tenant or any other person, firm or corporation specified by Landlord or Tenant:

                  (a) That this Lease and all "Guarantees" (hereinafter defined) are unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

                  (b) Whether or not there are then existing any breaches or defaults by the other party under any of the Terms of this Lease and specifying such breach or default or any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Lease or of any Guarantees upon the part of the Landlord or Tenant or any said Guarantors, as the case may be, to be performed or compiled with (and, if so, specifying the same and the steps being taken to remedy the same); and

                  (c) The dates, if any, to which the rental(s) and other charges under this Lease have been paid in advance.

                  Tenant shall cause any and all of its said certifications which refer to any Guarantors or Guarantees to be executed and acknowledged by the relevant Guarantors.

         38. WAIVER OF TRIAL BY JURY AND WAIVERS BY GUARANTORS.

                  Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Minimum Rental or additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. Each and every guarantor, if any, shall with respect to the liabilities and obligations under its Guarantee, be deemed to have agreed to waive, with respect to its Guarantee and this Lease, all rights which are waived by Tenant under this Lease.

         39. NET LEASE; NON-TERMINABILITY.

                  This is an absolutely net lease, and, except as otherwise specifically provided in Section 21 hereof, this Lease shall not terminate nor shall Tenant have any right to terminate this Lease; nor shall Tenant be entitled to any abatement, deduction, deferment, suspension or reduction of, or setoff, defense or counterclaim against, any rentals, charges, or other sums payable by Tenant under this Lease; nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of damage to or destruction of the Leased Premises from whatever cause, any taking by condemnation, eminent domain or by agreement between Landlord and those authorized to exercise such rights, the lawful or unlawful prohibition of Tenant's use of the Leased Premises, the interference with such use by any persons, corporations or other entities, or by reason of any eviction by paramount title, or by reason of Tenant's acquisition of ownership of the Leased Premises otherwise than pursuant to an express provision of this Lease, or by reason of any default or breach of any warranty by Landlord and Tenant, or to which Landlord and Tenant are parties, or for any other cause whether similar or dissimilar to the foregoing, any Laws to the contrary notwithstanding; it being the intention that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Minimum Rental, additional rent and all other charges and sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease; and Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, cancel, rescind or void this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee of, or successor to, Landlord, and notwithstanding any action with respect to this Lease that may be taken by a trustee or receiver of Landlord or any assignee of, or successor to, Landlord or by any court in any such proceeding.

         40. MISCELLANEOUS PROVISIONS.

                  (a) NOTICES. Any notice, exercise of option or election, communication, request or other document or demand required or permitted under this Lease shall be in writing and shall be given to Landlord or Tenant by first class, certified or registered mail, return receipt requested.

                           (i) to the Landlord as follows: Lundy's Management Corp.

                                 2770 Ocean Avenue Brooklyn,
                                 New York 11229

                                 and copy to:

                                 HAMBURGER, GREEN & HABER, Esqs.
                                 60 East 42nd Street, Suite 1405
                                 New York, N.Y. 10165-1405

                            (ii) to the Tenant as follows:

                                 Bay Landing Restaurant Corp.
                                 1163 Forest Avenue
                                 Staten Island, N.Y. 10310

                                 with a copy to:

                                 Russo, Fusco, Scamardella & D'Amato
                                 1010 Forest Avenue
                                 Staten Island, N.Y. 10310

Either party may, from to time, change the address at which such written notices, exercise of options or elections, communications, requests, or other documents or demands are to be mailed, by giving the other party(ies) written notice of such changed address, pursuant to the terms hereinabove set forth. At Landlord's option, which may be exercises at any time hereafter, Tenant shall send copies of any and all said notices and other communications designated by Landlord, to any Mortgages and Superior Lessors designated by Landlord, in the same manner as notices are required to be sent to Landlord, and at such address(es) as Landlord may from time to time designate by notice to Tenant.

                  The Landlord designates its attorney that it may from time to time designate as its agent for giving such notices that the Landlord may elect to give under this Lease

                  (b) RELATIONSHIP OF THE PARTIES. It is the intention of the parties hereto to create the relationship of Landlord and Tenant, and no other relationship whatsoever, and unless expressly otherwise provided herein, nothing herein shall be construed to make the parties hereto liable for any of the debts, liabilities or obligations of the other party.

                  (c) APPLICABILITY. Whenever a provision in this Lease is stated to apply to the Term of this Lease, or words of similar import, the same shall be deemed to mean and include any Extended Terms as well, unless specific reference is made to such provision as having applicability only to all or any portions of the Initial Term and/or any Extended Term or Extended Terms.

                  (d) GOVERNING LAWS. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State in which the Leased Premises is located as the same may from time to time exist.

                  (e) INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                  (f) WAIVER. Failure on the part of either part to complain of any action or non-action on the part of the other party, no matter how long the same may continue, shall never be deemed to be a waiver by either party of any of its rights hereunder. Acceptance by Landlord of Minimum Rental, additional rent or any other charges paid by Tenant hereunder shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default. No waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereunder and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.

                  (g) COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

                  (h) SOLE AGREEMENT. This Lease sets forth all the promises, inducements, agreements, conditions and understandings between Landlord and Tenant relative to the Leased Premises, and there are no promises, agreements, conditions or understandings, either oral or written, express or implied between them, other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party(ies) to be charged therewith.

                  (i) SHORT FORM OF LEASE. A short form of Lease for recording purposes only, in form satisfactory to the Landlord's counsel, may be executed by Landlord and Tenant.

                  (j) CAPTIONS. The captions of the several Sections and subsections of this Lease and table of contents are not a part of the context hereof and shall be ignored in construing this Lease. They are intended only as aids in locating various provisions hereof.

                  (k) SUCCESSORS AND ASSIGNS. Except as may be expressly otherwise provided herein, the terms, covenants and conditions hereof shall inure to the benefit of and shall be binding upon Landlord and its successors and assigns and the terms, covenants and conditions hereof shall inure to the benefit of and shall be binding upon Tenant and its successors and permitted assigns.

                  (l) NO MERGER. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Leased Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (i) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (ii) any such other estate or interest in the Leased Premises or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

                  (m) RIGHTS OF SUPERIOR LESSOR. Any rights provided herein for the benefit of any Mortgagees shall apply with equal force and effect for the benefit of any Superior Lessors as if expressly so stated in each instance.

                  (p) ENCROACHMENTS, RESTRICTIONS, ETC. If any of the Improvements shall, at any time, encroach upon any property, street or right of way adjoining or adjacent to the Leased Premises, or shall violate the agreements or conditions contained in any restrictive covenant or other agreement affecting the Leased Premises, or any part thereof, or shall hinder or obstruct any easement or right-of-way to which the Leased Premises are subject, or shall impair the rights of others under such easement or right-of-way, then promptly upon the request of the Landlord at the behest of any persons affected by any such encroachment, violation, hindrance, obstruction or impairment, Tenant shall, at its cost and expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord or Tenant, or (ii) make such changes in the Improvements and take such other actions as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, but only with Landlord's prior written consent, the alteration or removal of any of the Improvements. Any such alteration or removal consented to by Landlord shall be made by Tenant in accordance with the requirements of Section 9, above. Tenant's obligations under this subsection 33(p) shall survive the expiration or sooner termination of this Lease.

                  (q) ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of the Leased Premises, or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by any and all Mortgagees and Superior Lessors, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, consented to aforesaid, shall constitute an acceptance of any such surrender.

                  (r) CONSENT BY LANDLORD. Wherever in this Lease Landlord agrees not to unreasonably withhold its consent or approval, or words of like import, Tenant agrees that it shall not be unreasonable for Landlord to withhold such consent or approval (i) if by granting such consent or approval Landlord shall be in violation of any Mortgage, or (ii) any Mortgagee shall not give its consent or approval thereto where its consent or approval is required by the terms of its Mortgage.

         41. SECURITY:

                  1. The tenant will deposit $100,000.00 as security, $50,000.00 upon signing of lease and $50,000 upon our notification of receiving TCO.

                  2. Twelve (12) months after the Tenant begins paying rent on the ground floor, the Landlord will return $50,000.00 of the security and maintain $50,000.00 of the security.

         42. BROKERS:

                  The parties represent to each other that the following were the only brokers that they dealt with and who brought about this transaction.

                                      NONE

         43. DEFINITIONS:

                  For the purposes of this Lease, the following definitions shall be applicable:

                  Acceptance Notice - as defined in Section 21 (d).

                  Assurance - as defined in Section 29 (d).

                  Closing Date - as defined in section 21 (e).

                  Control - as defined in Section 28.

                  Event of Default - as defined in Section 28.

                  Final Notice - as defined in Section 21 (e).

                  First, Second, etc., Extended Terms - as defined in
Section 2(b).

                  Guarantee - any agreements or undertaking, written or otherwise, by virtue of which any Guarantors guaranty the performance or observance of any or all of the terms, covenants or conditions to be performed or observed by Tenant under this Lease.

                  Guarantor - any persons, firms or entities who or which guaranty the performance or observance of any or all of the terms, covenants or conditions to be performed or observed by Tenant under this Lease.

                  Impositions - as defined in Section 5(b).

                  Improvements - as defined in Section 1.

                  Initial Term - as defined in Section 2(c).

                  Landlord - as defined in Section 25.

                  Laws - as defined in Section 2(a).

                  Lease Year - Any twelve (12) month period during the initial Term of this Lease and any Extended Term commencing on the first day of the first full calendar month of the Term of this Lease.

                  Leased Premises - as defined in Section 1.

                  Maximum Rate - an annual rate of interest equal to the Prime Rate plus two (2%) percent but in no event in excess of the maximum lawful rate permitted to be charged by a Landlord against a defaulting Tenant for monies advanced by reason of a Tenant's default.

                  Minimum Rental - as defined in Section 3.

                  Mortgage - any Mortgage, deed of trust or other security interest now existing or hereafter created on all or any portion of Landlord's interest in this Lease and/or the Leased Premises, provided such Mortgage, deed of trust or other security interest shall comply with the provisions of Section 14 hereof.

                  Mortgagee - the holder of any mortgage.

                  Net Award - as defined in Section 21(e).

                  Offer - as defined in Section 21(c).

                  Person-Persons - any individual(s), partnership(s), firm(s), corporation(s), business trust(s), estate(s), legal representative(s) or other entities of any nature or description whatsoever.

                  Plans and Specifications - as defined in Section

                  Successor Landlord - as defined in Section 23 (c).

                  Superior Lease - any lease of all or any portions of the Leased Premises made by and between any persons, firms or entities, as lessor and any Landlord hereunder, as lessee.

                  Superior Lessor - as defined in Section 23 (a).

                  Taking Date - as defined in section 21 (a).

                  Tenant's Change(s) - as defined in Section 18 (a).

                  Tenant's Property - as defined in Section 22.

         44. OPTION TO RENEW

                  Tenant shall have the option to renew this Lease for two (2) additional ten (10) year periods as follows:

                  In the nineteenth year of this Lease and at any time during said eighteenth year, Tenant must advise Landlord of its intention to renew.

                  Notwithstanding anything contained herein to the contrary, using the gross rent for the last month of the nineteenth (19) year, Tenant's rent for the twentieth (20) year shall be increased by 5% in addition to any other increase and with this increase, a new rent shall be determined for the twentieth (20) year. Increases thereafter shall be as in the first nineteen (19) years hereof. All of the above shall be in addition to rent increases heretofore set forth.

                  If during the twenty-ninth (29) year Tenant desires to exercise its option for ten (10) more years, it shall so notify Landlord. The rent for the thirty-first (31) year and the nine (9) years thereafter shall the greater of the rent paid in the last month of the thirty-first (31) years plus a CPI increase capped at 2 1/2 percent, or an amount equal to 75 percent of what the annual rent would be if all actual CPI increases (cumulatively) were applied to the annual rent from year on.

                 IN WITNESS HEREOF, the parties hereto have duly executed this instrument under seal as of the day and year first above written.

WITNESSES:

______________________________________   LUNDY'S MANAGEMENT CORP.

______________________________________   By:/s/ Steve Pappas
                                         ---------------------------------------
                                            Steve Pappas, Secretary

                                         Attest: _______________________________




                                         BAY LANDING RESTAURANT CORP.

_______________________________________
                                         By:/s/ Frank Cretella
_______________________________________  ---------------------------------------
                                            Frank Cretella, Pres.

                                         Attest: _______________________________

STATE OF NEW YORK
COUNTY OF KINGS


         The foregoing instrument was acknowledged before me this 1 day of August, 1994 by * the Secretary of Lundy's Management Corporation, a New York corporation on behalf of said Corporation.
* Steve Pappas


                                                  /s/ Anthony G. Capozzi
                                                  ----------------------------
                                                  Notary Public

My Commission Expires:                            Anthony G. Capozzi
                                                  Notary Public,
                                                  State of New York
                                                  No. 24-4970162
                                                  Qualified in Kings County
                                                  Commission Expires
                                                  August 6, 1994





STATE OF NEW YORK
COUNTY OF KINGS


         The foregoing instrument was acknowledged before me this 1 day of August, 1994 by Frank Cretella, the President of Bay Landing Restaurant Corp., on behalf of said Corporation.


                                                 /s/ Anthony G. Capozzi
                                                 ----------------------------
                                                 Notary Public

My Commission Expires:
                                                 Anthony G. Capozzi
                                                 Notary Public,
                                                 State of New York
                                                 No. 24-4970162
                                                 Qualified in Kings County
                                                 Commission Expires
                                                 August 6, 1994

GUARANTY


                  Notwithstanding anything contained in this Agreement of Lease dated 7/29/1994 by and between LUNDY'S MANAGEMENT CORP., as Lessor and Bay Landing Restaurant Corp. as Lessee, or its assigns

                  It is agreed that as long as Tenant or its assigns is in possession of the Premises, the principals below do personally guaranty the payment of all rents and additional rents as may be due under the Lease.

                  THIS GUARANTY IS ONLY FOR THE PERIOD DURING WHICH THE TENANT OR ITS ASSIGNS ARE IN POSSESSION.

                  Once the Tenant vacates the Premises whether or not rent is still due under the Lease for any period thereafter, the guaranty ceases with the removal of the Tenant and the amount of the guaranty is fixed at the amount due on the removal of the Tenant.

                                                      /s/ Frank Cretella
                                                      --------------------------
                                                           Frank Cretella

Lundy's Management Corp.
-------------------------------------------------------------------------------

                                                               2770 OCEAN AVENUE
                                                        BROOKLYN, NEW YORK 11229
                                               (718) 332-8600 FAX (718) 891-7317



March 10, 1995



Mr. Frank Cretella
Tam Restaurant Group, Inc.
1163 Forest Avenue
Staten Island, NY 10310


Re:      Lundy's Project
         1901 Emmons Avenue
         Brooklyn, New York
         ------------------


Dear Mr. Cretella:

Upon reviewing the lease between us dated 7/29/94, we realize that the location of the premises described in paragraph 1 is incorrect. Therefore, this letter will serve as an amendment conforming the lease to the actual location.

Paragraph 1 - LEASE PREMISES, located on page 3 of the above lease, should read that the premises is located at 1901 Emmons Avenue, Brooklyn, New York 11235 and the reference made to Ocean Avenue is hereby deleted.

Kindly sign and return a copy of this letter for our records.


Very truly yours,

LUNDY'S MANAGEMENT CORP.

/s/ Donald Lentnek
------------------------------
Donald Lentnek

DL:lga

Accepted: /s/ Frank Cretella  : Tam Restaurant Group, Inc.
          ---------------------
              Frank Cretella